UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 26, 2026

AN2 THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41331	82-0606654
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1800 El Camino Real, Suite D

Menlo Park, California 94027

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (650) 331-9090

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 par value	ANTX	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 26, 2026, the Board of Directors (the “Board”) of AN2 Therapeutics, Inc. (the “Company”) appointed Sarah Williams as Vice President, Controller and Principal Accounting Officer of the Company. Ms. Williams assumes the role (effective as of February 1, 2026) from Lucy Day, who will continue as the Company’s Chief Financial Officer and its Principal Financial Officer.

Ms. Williams, age 38, has served as the Company’s Corporate Controller since May 2024. Prior to joining the Company, Ms. Williams held positions of increasing responsibility at Gritstone Bio, a biotechnology company, from August 2018 to May 2024, including most recently as Controller. From August 2016 to August 2018, Ms. Williams served in accounting roles at Bio-Rad Laboratories, a biotech company. Previously, Ms. Williams was Assurance Manager at BDO USA, LLP, an accounting firm, from November 2012 to March 2016 and a Senior Associate, Assurance Services at Crowe Horwath LLP, an accounting and consulting firm, from August 2010 to November 2012. Ms. Williams holds a Bachelor of Science in Business with a concentration in Accounting from Sonoma State University and is a Certified Public Accountant (inactive).

In connection with her appointment, Ms. Williams will receive an annual base salary increase to $310,000, with a target annual bonus of 30% of her base salary. The Company and Ms. Williams will enter into the Company’s standard indemnity agreement, the form of which was filed as Exhibit 10.9 to the Company’s Registration Statement on Form S-1 (File No. 333-263295), filed with the U.S. Securities and Exchange Commission on March 4, 2022 (the “Registration Statement”). Ms. Williams will also be eligible to participate in the Company’s Severance and Change in Control Plan (the “Officer Severance Plan”), a copy of which was filed as Exhibit 10.8 to the Registration Statement.

There were no arrangements or understandings between Ms. Williams and any other persons pursuant to which she was selected as an officer, nor does Ms. Williams have any family relationships among any of our directors or executive officers, and there are no related person transactions within the meaning of Item 404(a) of Regulation S-K promulgated by the SEC between Ms. Williams and us required to be disclosed herein.

In connection with the transition of the Principal Accounting Officer role to Ms. Williams and the Company’s cost-savings efforts, the Company entered into an Amended and Restated Employment Letter Agreement (the “Employment Agreement”), dated January 29, 2026, with Ms. Day, pursuant to which Ms. Day will continue to serve as the Company’s Chief Financial Officer and Principal Financial Officer. Effective immediately and continuing through the end of March 2026, Ms. Day’s annual base salary will be $335,400. Beginning April 1, 2026, Ms. Day’s annual base salary will be $223,600. Effective April 1, 2026, if involuntarily terminated not in connection with a change in control, Ms. Day would be eligible to receive 50% of the severance benefits pursuant to the Officer Severance Plan. Ms. Day’s previously granted outstanding equity awards will continue to vest while she provides services to the Company.

The foregoing summary of the Employment Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Employment Agreement, a copy of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending March 31, 2026.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 29, 2026		AN2 Therapeutics, Inc.

	By:	/s/ Joshua Eizen
Joshua Eizen
Chief Legal Officer and Chief Operating Officer